Exhibit 99.1

Teradyne Reports Strong Increase in Fourth Quarter 2011 Orders; Raises

Outlook for First Quarter of 2012

Q4’11 orders increased 57% from Q3’11, 49% excluding LitePoint which was acquired in Q4’11

Q4’11 revenue of $297 million, down 14 percent from Q3’11 and down 4 percent from Q4’10

Q4’11 diluted non-GAAP income from continuing operations of $0.16 per share, down from $0.34 per share in Q3’11 and down from $0.35 per share in Q4’10; preliminary Q4’11 diluted GAAP income from continuing operations of $0.56 per share

Q1’12 guidance: Revenue of $360 million to $400 million; Diluted non-GAAP income from continuing operations of $0.22 to $0.33 per share; Diluted GAAP income from continuing operations of $0.05 to $0.13 per share

NORTH READING, Mass. – January 25, 2012 – Teradyne, Inc. (NYSE: TER) reported revenue of $297 million for the fourth quarter of 2011 of which $202 million was in Semiconductor Test, $66 million in Systems Test Group and $28 million in Wireless Test. On a non-GAAP basis, Teradyne’s income from continuing operations in the fourth quarter was $30.3 million, or $0.16 per diluted share, which excluded acquired intangible asset and inventory fair value amortization, non-cash convertible debt interest, and restructuring and other charges. Preliminary GAAP income from continuing operations for the fourth quarter was $125.1 million, or $0.56 per diluted share.

Bookings in the fourth quarter of 2011 were $376 million of which $233 million were in Semiconductor Test, $123 million in the Systems Test Group and $19 million in Wireless Test.

For fiscal year 2011, revenue was $1.4 billion. Income from continuing operations for the year was $276.4 million or $1.39 per diluted share on a non-GAAP basis. The preliminary GAAP income from continuing operations was $337.8 million or $1.49 per diluted share. Bookings for the year were $1.4 billion.

“We saw an upturn in customer orders in our System-on-a-Chip (SOC) business and in all lines of our Systems Test Group in the fourth quarter,” said Mike Bradley, President and CEO. “The new order increase was driven by very strong demand for leading-edge semiconductor testers for new mobile products and by a broadened storage test customer base. As a result we’re increasing our first quarter revenue guidance. We closed 2011 with very solid operating results in both Semiconductor Test and Systems Test, and we added an exciting growth engine late in the year with the acquisition of LitePoint.”

Guidance for the first quarter of 2012 is revenue of $360 million to $400 million, with non-GAAP income from continuing operations per diluted share of $0.22 to $0.33 and GAAP income from continuing operations per diluted share of $0.05 to $0.13. Non-GAAP guidance excludes acquired intangible asset and inventory fair value amortization, non-cash convertible debt interest, and restructuring and other charges.

Deferred Tax Valuation Allowance Release

As of December 31, 2011, Teradyne has determined that it is more likely than not that a significant portion of its deferred tax assets are realizable. Teradyne, accordingly, has recorded a preliminary estimate of its tax benefit for the quarter and year ended December 31, 2011. The final tax benefit could increase or decrease Teradyne’s reported preliminary GAAP income from continuing operations, income from continuing operations per share, net income and net income per share for the fourth quarter and for the fiscal year 2011. The final tax benefit and its impact will be reported in Teradyne’s Annual Report on Form 10K for the fiscal year ended December 31, 2011. The final tax benefit will not impact the non-GAAP financial results presented in this press release.

Webcast

A conference call to discuss the fourth quarter and fiscal year 2011 results, along with management’s business outlook is scheduled at 10 a.m. EST, Thursday, January 26, 2012. The call will be broadcast simultaneously over the Internet. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins.

A replay will be available approximately two hours after the completion of the call. The replay number in the U.S. & Canada is 855-859-2056. The replay number outside the U.S. & Canada is 404-537-3406. The pass code for both numbers is 42033031. A replay will also be available on the Teradyne website www.teradyne.com. Click on “Investors” for a link to the replay. The replay will be available via phone and website through February 11, 2012.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP income from continuing operations exclude acquired intangible asset amortization, non-cash convertible debt interest, fair value inventory step-up related to LitePoint, deferred tax valuation allowance release and restructuring and other, net. GAAP requires that these items be included in determining income from operations and income from continuing operations. Non-GAAP income from operations, non-GAAP income from continuing operations, non-GAAP income from operations and non-GAAP income from continuing operations as a percentage of revenue, and non-GAAP income from continuing operations per share are non-GAAP measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes, among other things, charges related to the fair value inventory step-up recorded as part of acquisition purchase accounting. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for the Company’s current core business and future outlook and for comparison with our business plan, historical gross margin results and the gross margin results of the Company’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP financial measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test semiconductors, wireless products, data storage and complex electronic systems which serve consumer, communications, industrial and government customers. In 2011, Teradyne had sales of $1.4 billion and employs approximately 3,200 people worldwide. For more information, visit www.teradyne.com. Teradyne(R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding future business prospects, Teradyne’s results of operations and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of Teradyne’s future results or other forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand; increased competition in certain markets resulting from the merger of Advantest and Verigy; the future business prospects of Teradyne’s Wireless Test business unit; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Quarterly Report on Form 10-Q for the period ended October 2, 2011. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FOURTH FISCAL QUARTER OF 2011

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended			Year Ended
	December 31, 2011	October 2, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net Revenues (1)	$296,992	$344,389	$310,162	$1,429,061	$1,566,162

Cost of Revenues (2)	160,639	174,544	146,773	715,368	710,196

Gross Profit	136,353	169,845	163,389	713,693	855,966

Operating Expenses:
Engineering and Development (1)	53,431	46,799	46,691	195,600	193,017
Selling and Administrative (1)	62,697	55,304	53,843	233,711	226,820
Acquired Intangible Asset Amortization	19,129	6,754	7,291	40,465	29,250
Restructuring and Other, net (3)	5,046	1,465	(114)	8,203	(817)

Operating Expenses	140,303	110,322	107,711	477,979	448,270

(Loss) Income from Operations	(3,950)	59,523	55,678	235,714	407,696

Interest & Other (4)	(5,256)	(3,019)	(4,884)	(17,077)	(18,590)

(Loss) Income from Continuing Operations Before Income Taxes	(9,206)	56,504	50,794	218,637	389,106
Income Tax (Benefit) Provision	(134,283)	1,759	(6,405)	(119,199)	14,504

Income from Continuing Operations	125,077	54,745	57,199	337,836	374,602

Income from Discontinued Operations Before Income Taxes (5)	—	—	3,080	1,278	5,406
Income Tax Provision (Benefit)	—	—	138	(267)	278

Income from Discontinued Operations	—	—	2,942	1,545	5,128

Gain on Disposal of Discontinued Operations (net of income tax provision of $0, $0, $0, $4,578, and $0, respectively)	—	—	—	24,371	—

Net Income	$125,077	$54,745	$60,141	$363,752	$379,730

Income per Common Share from Continuing Operations:
Basic	$0.68	$0.30	$0.31	$1.83	$2.08

Diluted	$0.56	$0.25	$0.26	$1.49	$1.71

Net Income per Common Share:
Basic	$0.68	$0.30	$0.33	$1.97	$2.11

Diluted	$0.56	$0.25	$0.27	$1.60	$1.73

Weighted Average Common Shares - Basic	183,544	185,102	181,600	184,683	179,924

Weighted Average Common Shares - Diluted (6)	222,858	221,892	220,023	226,820	226,807

Net Orders	$375,870	$239,500	$334,129	$1,383,617	$1,703,555

(1)	For the quarter and the year ended December 31, 2011, Net Revenues excluded $3.0 million of LitePoint revenues that would otherwise be recognized except for purchase accounting effects. For the quarter and the year ended December 31, 2011, Engineering and Development and Selling and Administrative included $6.0 million and $9.7 million, respectively, of LitePoint expenses.
(2)	Cost of Revenues includes:

	Quarter Ended			Year Ended
	December 31, 2011	October 2, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Inventory Step-Up	$12,178	$—	$—	$12,178	$—
Sale of Previously Written Down Inventory	(2,859)	(1,455)	(1,421)	(8,100)	(7,965)
Provision for Excess and Obsolete Inventory	845	4,413	790	11,601	5,971

	$10,164	$2,958	$(631)	$15,679	$(1,994)

(3)	Restructuring and Other, net consists of:

	Quarter Ended			Year Ended
	December 31, 2011	October 2, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Acquisition Costs (a)	$3,308	$1,328	$—	$4,636	$—
Non-U.S. Pension Settlement	1,738	—	—	2,673	—
Employee Severance	—	137	191	1,325	2,375
Facility Related	—	—	(305)	(431)	(3,192)

	$5,046	$1,465	$(114)	$8,203	$(817)

(a)	Costs related to LitePoint acquisition. The results of LitePoint are included in Teradyne’s results starting October 6, 2011.

(4)	Interest & Other includes:

	Quarter Ended			Year Ended
	December 31, 2011	October 2, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Non-Cash Convertible Debt Interest	$3,165	$3,059	2,762	$12,039	$10,505

(5)	On March 21, 2011, Teradyne completed the sale of its Diagnostic Solutions business unit to SPX Corporation for a gain of $24.4 million. The results for the discontinued business unit have been included within discontinued operations for all periods presented.

(6)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended December 31, 2011, October 2, 2011, and December 31, 2010, 20.4 million, 19.5 million and 19.3 million shares, respectively, have been included in diluted shares and net interest expense of $0, $0 and $0 million, respectively, has been added back to income from continuing operations and net income for the diluted earnings per share calculations. For the year ended December 31, 2011 and December 31, 2010, 21.5 million and 30.8 million shares, respectively, have been included in diluted shares and net interest expense of $0 and $13.2 million, respectively, has been added back to income from continuing operations and net income for the diluted earnings per share calculations.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	December 31, 2011	December 31, 2010

Assets
Cash and Cash Equivalents	$573,736	$397,737
Marketable Securities	96,502	409,061
Accounts Receivable	129,330	168,756
Inventories (1)	160,063	116,841
Deferred Tax Assets	38,484	22,730
Prepayments and Other Current Assets	86,308	52,780
Current Assets from Discontinued Operations (2)	—	8,713

Total Current Assets	1,084,423	1,176,618

Net Property, Plant and Equipment	232,207	231,108
Long-Term Marketable Securities	84,407	248,696
Retirement Plan Assets	8,840	13,981
Intangible Assets	392,975	122,941
Goodwill	352,778	—
Other Assets	17,545	16,542
Long-Term Assets from Discontinued Operations (2)	—	469

Total Assets	$2,173,175	$1,810,355

Liabilities
Accounts Payable	$69,842	$81,142
Accrued Employees’ Compensation and Withholdings	90,427	105,374
Deferred Revenue and Customer Advances	78,670	105,568
Contingent Acquisition Payments	68,892	—
Other Accrued Liabilities	62,420	57,145
Accrued Income Taxes	860	8,465
Current Debt	2,573	2,450
Current Liabilities from Discontinued Operations (2)	—	3,560

Total Current Liabilities	373,684	363,704

Long-Term Deferred Revenue and Customer Advances	33,541	71,558
Retirement Plan Liabilities	76,638	72,071
Deferred Tax Liabilities	10,578	9,849
Other Long-Term Liabilities	23,774	19,448
Long-Term Debt	159,956	150,182
Long-Term Liabilities from Discontinued Operations (2)	—	1,355

Total Liabilities	678,171	688,167

Shareholders’ Equity	1,495,004	1,122,188

Total Liabilities and Shareholders’ Equity	$2,173,175	$1,810,355

(1)	As of December 31, 2011, Inventories included approximately $6.1 million of LitePoint inventory step-up.

(2)	On March 21, 2011, Teradyne completed the sale of its Diagnostic Solutions business unit to SPX Corporation. The assets and liabilities of the discontinued business unit have been included within discontinued operations at December 31, 2010.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Year Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Cash flows from operating activities:
Net income	$125,077	$60,141	$363,752	$379,730
Less: Income from discontinued operations	—	2,942	1,545	5,128
Less: Gain on disposal of discontinued operations	—	—	24,371	—

Income from continuing operations	125,077	57,199	337,836	374,602
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation	12,614	13,341	51,040	52,810
Amortization	24,737	11,607	62,284	46,217
Stock-based compensation	9,823	7,019	32,337	29,777
Provision for excess and obsolete inventory	845	790	11,601	5,971
Inventory step-up	12,178	—	12,178	—
Deferred taxes	(136,214)	(3,421)	(136,675)	(3,670)
Other	(508)	691	1,911	2,907
Changes in operating assets and liabilities, net of businesses acquired and sold:
Accounts receivable	41,134	130,634	66,367	(50,418)
Inventories	419	(5,981)	(615)	3,715
Other assets	(9,047)	7,429	(22,600)	8,460
Deferred revenue and customer advances	(10,055)	(3,276)	(68,359)	72,744
Accounts payable and accrued expenses	(676)	(33,119)	(48,159)	62,201
Retirement plan contributions	(5,458)	(1,603)	(11,851)	(52,452)
Accrued income taxes	(5,663)	(6,160)	(8,727)	8,465

Net cash provided by continuing operations	59,206	175,150	278,568	561,329
Net cash provided by (used for) discontinued operations	—	1,346	(4,804)	4,957

Net cash provided by operating activities	59,206	176,496	273,764	566,286

Cash flows from investing activities:
Purchases of property, plant and equipment	(19,474)	(22,085)	(86,097)	(76,044)
Purchases of available-for-sale marketable securities	(98,541)	(392,517)	(691,802)	(870,777)
Proceeds from sales of available-for-sale marketable securities	82,014	196,894	1,194,869	291,740
Acquisition of business, net of cash acquired	(537,489)	—	(537,489)	—
Proceeds from sales of trading marketable securities	—	2,580	—	26,330
Proceeds from life insurance	—	—	—	1,091

Net cash used for continuing operations	(573,490)	(215,128)	(120,519)	(627,660)
Net cash provided by discontinued operations	—	—	39,062	—

Net cash used for investing activities	(573,490)	(215,128)	(81,457)	(627,660)

Cash flows from financing activities:
Issuance of common stock	170	2,454	17,386	44,679
Payments of long-term debt	—	—	(2,518)	(2,305)
Repurchase of common stock	(7,313)	—	(31,176)	—

Net cash (used for) provided by financing activities	(7,143)	2,454	(16,308)	42,374

(Decrease) Increase in cash and cash equivalents	(521,427)	(36,178)	175,999	(19,000)
Cash and cash equivalents at beginning of period	1,095,163	433,915	397,737	416,737

Cash and cash equivalents at end of period	$573,736	$397,737	$573,736	$397,737

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	December 31, 2011	% of Net Revenues			October 2, 2011	% of Net Revenues			December 31, 2010	% of Net Revenues

Net Revenues	$297.0				$344.4				$310.2

Gross Profit - GAAP	$136.4	45.9%			$169.8	49.3%			$163.4	52.7%
Inventory Step-Up	12.2	4.1%			—	—			—	—

Gross Profit - Non-GAAP	$148.6	50.0%			$169.8	49.3%			$163.4	52.7%

(Loss) Income from Operations - GAAP	$(4.0)	-1.3%			$59.5	17.3%			$55.7	18.0%
Acquired intangible asset amortization	19.1	6.4%			6.8	2.0%			7.3	2.4%
Inventory Step-Up	12.2	4.1%			—	—			—	—
Restructuring and other, net (1)	5.0	1.7%			1.5	0.4%			(0.1)	0.0%

Income from Operations - non-GAAP	$32.3	10.9%			$67.8	19.7%			$62.9	20.3%

			Income per Common Share from Continuing Operations				Income per Common Share from Continuing Operations				Income per Common Share from Continuing Operations
	December 31, 2011	% of Net Revenues	Basic	Diluted	October 2, 2011	% of Net Revenues	Basic	Diluted	December 31, 2010	% of Net Revenues	Basic	Diluted
Income from Continuing Operations - GAAP	$125.1	42.1%	$0.68	$0.56	$54.7	15.9%	$0.30	$0.25	$57.2	18.4%	$0.31	$0.26
Acquired intangible asset amortization	19.1	6.4%	0.10	0.09	6.8	2.0%	0.04	0.03	7.3	2.4%	0.04	0.04
Inventory Step-Up	12.2	4.1%	0.07	0.06	—	—	—	—	—	—	—	—
Restructuring and other, net (1)	5.0	1.7%	0.03	0.02	1.5	0.4%	0.01	0.01	(0.1)	0.0%	(0.00)	(0.00)
Deferred Tax Valuation Allowance	(134.3)	-45.2%	(0.73)	(0.66)	—	—	—	—	—	—	—	—
Convertible share adjustment (2)	—	—	—	0.07	—	—	—	0.03	—	—	—	0.04
Interest and other (3)	3.2	1.1%	0.02	0.02	3.1	0.9%	0.02	0.02	2.8	0.9%	0.02	0.01

Income from Continuing Operations - non-GAAP	$30.3	10.2%	$0.17	$0.16	$66.1	19.2%	$0.36	$0.34	$67.2	21.7%	$0.37	$0.35

GAAP and Non-GAAP Weighted Average Common Shares - Basic	183.5				185.1				181.6
GAAP Weighted Average Common Shares - Diluted	222.9				221.9				220.0
Exclude dilutive shares from convertible note	(20.4)				(19.5)				(19.3)

Non-GAAP Weighted Average Common Shares - Diluted (2)	202.5				202.4				200.7

(1)	Restructuring and other, net consists of (in millions):

	Quarter Ended
	December 31, 2011	October 2, 2011	December 31, 2010
Acquisition Costs	$3.3	$1.3	$—
Employee Severance	—	0.1	0.2
Non-U.S. Pension Settlement	1.7	—	—
Facility Related	—	—	(0.3)

	$5.0	$1.5	$(0.1)

(2)	For the quarters ended December 31, 2011, October 2, 2011 and December 31, 2010, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result, 14.7 million, 13.5 million and 13.1 million shares, respectively, have been included in non-GAAP diluted shares and net interest expense of $2.4 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

(3)	For the quarters ended December 31, 2011, October 2, 2011 and December 31, 2010, Interest and Other included non-cash convertible debt interest.

	Year Ended
	December 31, 2011	% of Net Revenues			December 31, 2010	% of Net Revenues
Net Revenues	$1,429.1				$1,566.2

Gross Profit - GAAP	$713.7	49.9%			$856.0	54.7%
Inventory Step-Up	12.2	0.9%			—	—

Gross Profit - Non-GAAP	$725.9	50.8%			$856.0	54.7%

Income from Operations - GAAP	$235.7	16.5%			$407.7	26.0%
Acquired intangible asset amortization	40.5	2.8%			29.3	1.9%
Inventory Step-Up	12.2	0.9%			—	—
Restructuring and other, net (1)	8.2	0.6%			(0.8)	-0.1%

Income from Operations - non-GAAP	$296.6	20.8%			$436.2	27.9%

			Income per Common Share from Continuing Operations				Income per Common Share from Continuing Operations
	December 31, 2011	% of Net Revenues	Basic	Diluted	December 31, 2010	% of Net Revenues	Basic	Diluted
Income from Continuing Operations - GAAP	$337.8	23.6%	$1.83	$1.49	$374.6	23.9%	$2.08	$1.71
Acquired intangible asset amortization	40.5	2.8%	0.22	0.20	29.3	1.9%	0.16	0.15
Inventory Step-Up	12.2	0.9%	0.07	0.06	—	—	—	—
Interest and other (2)	12.0	0.8%	0.06	0.06	10.5	0.7%	0.06	0.05
Restructuring and other, net (1)	8.2	0.6%	0.04	0.04	(0.8)	-0.1%	—	—
Deferred Tax Valuation Allowance	(134.3)	-9.4%	(0.73)	(0.65)	—	—	—	—
Convertible share adjustment (3)	—	—	—	0.19	—	—	—	0.25

Income from Continuing Operations - non-GAAP	$276.4	19.3%	$1.50	$1.39	$413.6	26.4%	$2.30	$2.16

GAAP and Non-GAAP Weighted Average Common Shares - Basic	184.7				179.9
GAAP Weighted Average Common Shares - Diluted	226.8				226.8
Exclude dilutive shares from convertible note	(21.5)				(30.8)

Non-GAAP Weighted Average Common Shares - Diluted (3)	205.3				196.0

(1)	Restructuring and other, net consists of:

	Year Ended
	December 31, 2011	December 31, 2010
Acquisition Costs	$4.6	$—
Employee Severance	1.3	2.4
Non-U.S. Pension Settlement	2.7	—
Facility Related	(0.4)	(3.2)

	$8.2	$(0.8)

(2)	For the year ended December 31, 2011 and December 31, 2010, Interest and Other included non-cash convertible debt interest.

(3)	For the year ended December 31, 2011 and December 31, 2010, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result, 16.2 million and 10.5 million shares, respectively, have been included in non-GAAP diluted shares and net interest expense of approximately $9.4 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

GAAP to Non-GAAP Reconciliation of First Quarter 2012 guidance:

GAAP and Non-GAAP first quarter revenue guidance:	$360 million	to	$400 million
GAAP income from continuing operations per diluted share	$0.05		$0.13
Exclude acquired intangible asset amortization	0.09		0.09
Exclude inventory step-up	0.03		0.03
Exclude non-cash convertible debt interest	0.02		0.02
Exclude dillutive shares from convertible note	0.03		0.06

Non-GAAP income from continuing operations per diluted share	$0.22		$0.33

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations